Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(17,327,063)
Realized Trading Gain (Loss) on Swaps	(48,572,878)
Unrealized Gain (Loss) on Market Value of Futures	(86,044,150)
Unrealized Gain (Loss) on Market Value of Swaps	(28,868,437)
Dividend Income	5,248
Interest Income	13,986
ETF Transaction Fees	6,000
Total Income (Loss)	$(180,787,294)

Expenses
Investment Advisory Fee	$679,174
Brokerage Commissions	334,454
NYMEX License Fee	31,703
Tax Reporting Fees	13,590
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	12,367
SEC & FINRA Registration Expense	9,300
Prepaid Insurance Expense	7,847
Legal Fees	1,766
Total Expenses	$1,103,352
Net Gain (Loss)	$(181,890,646)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$1,531,854,455
Additions (6,200,000 Units)	59,525,288
Withdrawals (7,600,000 Units)	(72,608,537)
Net Gain (Loss)	(181,890,646)

Net Asset Value End of Period	$1,336,880,560
Net Asset Value Per Unit (148,597,828 Units)	$9.00

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502